Exhibit 10.11

AMENDMENT NO.  2 TO CONSULTING AGREEMENT

This Amendment No. 2 to Consulting Agreement is entered into as of April 21, 2009 by and between International Rectifier Corporation (“Company”), having a principal place of business at 233 Kansas Street, El Segundo, California 90245, and Pahl Consulting, Inc., with a place of business at 703 Pier Avenue, Suite B712, Hermosa Beach, California 90254 (“Consultant”).

R E C I T A L S

WHEREAS, Company and Consultant have previously entered into a certain Consulting Agreement effective as of April 16, 2008 (“Consulting Agreement”), pursuant to which the Company retained Consultant as an independent contractor consultant, and Consultant acted in such capacity, to provide the Company certain consulting services, all on the terms and conditions set forth therein;

WHEREAS, Company and Consultant have previously entered into a certain Amendment No. 1 to Consulting Agreement entered into as of October 16, 2008, pursuant to which the Company and Consultant extended the term of the Consulting  Agreement;

WHEREAS, Company and Consultant wish to further amend the term of the Consulting Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

The first sentence of Section 4 is hereby amended in its entirety to read as follows:  “The term of this Agreement shall commence on the Effective Date and terminate on December 31, 2009 (“Term”).”

Except as expressly set forth herein, the Consulting agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

International Rectifier Corporation		Pahl Consulting, Inc.

By:		By:
Name:	Ilan Daskal		Linda J. Pahl
Title:	Chief Financial Officer